Exhibit 99.1

Valion Bio Announces Reverse Stock Split

SAN ANTONIO, TX – August 27, 2026 – Valion Bio, Inc. (Nasdaq: VBIO) (“Valion Bio” or the “Company) announced today that its Board of Directors has declared a 1-for-25 reverse stock split of the Company’s issued and outstanding shares of common stock. The purpose of the reverse stock split is to bring the Company into compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market (“Nasdaq”).

The reverse stock split was approved by the stockholders of the Company at a special meeting of the Company held on August 14, 2026. The reverse stock split will become effective on August 31, 2026 (the “Effective Date”) at 12:01 AM Eastern Time. The Company’s common stock is expected to begin trading on a split-adjusted basis when the markets open on August 31, 2026, under the current Nasdaq trading symbol “VBIO.”

The new CUSIP for the Company’s common stock following the reverse split will be 918942202.

As a result of the reverse stock split, every 25 shares of the Company’s common stock issued and outstanding or held by the Company as treasury stock on the Effective Date will be automatically reclassified into one new share of Company common stock. Proportionate adjustments will be made to the conversion and exercise prices and the number of shares underlying the Company’s preferred stock, outstanding warrants, equity awards and options, and the number of shares reserved under the Company’s amended and restated 2021 equity incentive plan, as amended.

The reverse stock split will not affect the number of shares of preferred stock issued and outstanding, the number of shares of common stock or preferred stock authorized for issuance under the Company’s charter or the par value of the Company’s common stock or preferred stock.

Each stockholder’s percentage ownership interest in the Company and proportional voting power will remain materially unchanged, except for changes and adjustments that result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the reverse stock split. No fractional shares will be issued as a result of the reverse stock split. Any fractional shares of common stock resulting from the reverse stock split will be rounded up to the nearest whole share and no stockholders will receive cash in lieu of fractional shares. The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company, except to the extent that the reverse stock split would result in a stockholder owning more common shares as a result of the rounding up to the next whole share for each fractional share.

The Company’s transfer agent, Odyssey Transfer and Trust Company (“Odyssey”), is acting as the exchange agent for the reverse stock split. Stockholders who hold their shares in book-entry form or through a bank, broker, or other nominee do not need to take any action in connection with the reverse stock split. Stockholders of record will be receiving information from Odyssey regarding their common stock ownership post-reverse stock split.

As previously announced, the Company received a notification letter from the Listing Qualifications Department of Nasdaq on March 19, 2026, notifying the Company that, because the closing bid price of the Company’s Common Stock was below $1.00 per share for 30 consecutive trading days, the Company was not currently in compliance with the minimum bid price requirement. In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until September 15, 2026, to regain compliance with the Rule. Although no guarantees can be offered, the Company believes that this reverse stock split will allow it to regain compliance with the Nasdaq continued listing requirements and will enable the Company to maintain its Nasdaq listing.

Additional information about the reverse stock split and Valion can be accessed and viewed at the SEC’s website, www.sec.gov, and at the Company’s website, www.valionbio.com.

1

About Valion Bio, Inc.

Valion Bio, Inc. (Nasdaq: VBIO) is developing biologics that activate innate immune pathways for cytoprotection and modulate immune responses in conditions driven by radiation, disease and immune dysregulation.

The Company’s lead candidate, Entolimod, is being developed as a potential medical countermeasure for Acute Radiation Syndrome and has been evaluated in animal models under the U.S. Food and Drug Administration’s (“FDA”) Animal Rule, which allows the Agency to approve new drugs and biological products based on animal efficacy studies when human clinical trials are not ethical or feasible, such as in the case of acute radiation exposure. Entolimod is a novel Toll-like Receptor 5 agonist designed to activate NF-κB signaling pathways associated with cellular protection, tissue recovery and immune response. The product candidate has received Fast Track and Orphan Drug designations from the FDA.

Valion Bio is also advancing Entolasta, a next-generation TLR5 agonist designed for potential use in broader therapeutic applications, including oncology supportive care. The Company’s pipeline includes potential programs in neutropenia and immune dysfunction.

Valion Bio’s wholly owned subsidiary, Velocity Bioworks®, is a biologics contract development and manufacturing organization providing development and manufacturing services to third-party biotechnology companies. Valion Bio also uses Velocity Bioworks to support its internal pipeline, with the objective of increasing manufacturing control, reducing costs, accelerating development timelines and strengthening domestic supply-chain security.

For more information, visit www.valionbio.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Valion Bio’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: Nasdaq’s grant of additional time to regain compliance with the minimum bid price requirement; the effectiveness of the reverse stock split; the number of shares of the Company’s common stock that will be issued as a result of rounding up fractional shares resulting from the reverse stock split to the nearest whole share, including dilution resulting from such issuances; the price at which the Company’s common stock will trade after the reverse stock split is effected; the continued listing of the Company’s common stock on the Nasdaq Capital Market; and the Company's financial condition. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Valion Bio’s actual results to differ from those contained in the forward-looking statements, see Valion Bio’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, under the heading "Risk Factors"; as well as the Company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Valion Bio undertakes no duty to update such information except as required by applicable law.

Investor and Media Contact

Stephen Kilmer

(646) 274-3580

stephen.kilmer@valionbio.com

2